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                                                                    EXHIBIT 10.5

THIS OPTION AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

           No. O -__                                             OPTION TO
ISSUED:  May 8, 2001                                       PURCHASE COMMON STOCK
Void After: November 4, 2001

                               CETALON CORPORATION

  This Option is issued to Innovative Botanical Solutions, Inc., a Utah corporation, or its registered assigns ("Holder") by Cetalon Corporation, a Nevada corporation (the "Company"), on May 8, 2001 (the "Option Issue Date"). This Option is issued in connection with the strategic relationship established between Holder and the Company through the execution of a certain Exclusive Manufacturing Agreement by and between Holder and the Company dated as of an even date herewith (the "Manufacturing Agreement").

  1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Option at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company 458,997 fully-paid, nonassable shares of Common Stock. The shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall also be subject to adjustment pursuant to
Section 8 hereof.

  2. EXERCISE PRICE. The exercise price for the Shares shall be $3.268 per share, payable in cash or immediately available funds; provided, however, that up to $1,000,000 of the purchase price shall be payable in the form of a credit granted to the Company to be used towards the purchase of Products (as that term is defined in the Manufacturing Agreement) from Holder. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

  3. EXERCISE PERIOD. This Option shall become exercisable, in whole or in part, commencing upon the Option Issue Date. This Option shall expire with respect to 229,498 shares of Common Stock at 5:00 p.m. on the date that is 90 days after the Option Issue Date, and it shall expire with respect to the remaining Shares at 5:00 p.m. on November 4, 2001 after the Option Issue Date; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Option shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed
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transaction of the kind described above, the Company shall notify the holder of the Option at least fifteen (15) days prior to the consummation of such event or transaction.

  4. METHOD OF EXERCISE. While this Option remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

         (a) the surrender of the Option, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

         (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, which may include a writing that grants Holder credit to be used towards the purchase of Products pursuant to Section 2 herein.

  5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Option, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.

  6. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Option, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

  7. RESTRICTIONS ON TRANSFER. The Shares shall be subject to a transfer restriction (the "Transfer Restriction"). Except as provided in this Section 7, Holder shall not transfer, assign, encumber or otherwise dispose of any of the Shares, except that Holder may transfer the Shares to an individual or entity controlling, controlled by or under the common control with Holder. The Transfer Restriction shall lapse on the fifth anniversary of the date of this Agreement; provided, however, that if the Company fails to meet a Minimum Requirement set forth on Exhibit C to the Manufacturing Agreement, the Transfer Restriction shall immediately lapse on the date such Minimum Requirement is not met.

  8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as follows:

         (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Option subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Option shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Option (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

         (b) RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Option to purchase, at a total
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price equal to that payable upon the exercise of this Option, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

         (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Option, or in the Option Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Option.

   9. ISSUANCE OF ADDITIONAL STOCK, OPTIONS OR WARRANTS. Notwithstanding anything to the contrary contained in this Option, the Company agrees that if it issues, during the next 6 months after the Option Issue Date, any additional capital stock or warrants or options to purchase any additional capital stock of the Company (excluding common stock underlying any outstanding debentures, options, warrants, convertible securities or the like), and if the purchase price per share of the capital stock or the strike or exercise price for the warrants or options is less than the Exercise Price (the "Lesser Price"), then the Company shall forthwith either (i) with respect to Shares already purchased under this Option, either (a) issue additional shares of common stock to the Holder to increase the number of shares Holder receives under this Option to the amount Holder would have received if the Exercise Price had been equal to the Lesser Price, or (b) refund the difference in cash to the Holder; or (ii) with respect to Shares still purchasable under this Option, reduce the Exercise Price to equal the Lesser Price. The foregoing sentence shall not apply to any offer to sell the Company's Common Stock that has been registered under the Securities Act.

  10. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

  11. NO STOCKHOLDER RIGHTS. Prior to exercise of this Option, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Option or the Purchase Agreement.

  12. TRANSFERS OF OPTION. Subject to compliance with applicable federal and state securities laws, this Option and all rights hereunder shall not be transferable in whole or in part by the Holder to any person or entity without the written consent of the Company, except that this Option may be transferred to an individual or an entity controlling, controlled by or under common control with the Holder. Permitted transfers shall be recorded on the books of the Company upon the surrender of this Option, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new Options.

  13. SUCCESSORS AND ASSIGNS. The terms and provisions of this Option and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective permitted successors and assigns.
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  14. AMENDMENTS AND WAIVERS. Any term of this Option may be amended and the observance of any term of this Option may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

  15. INVESTMENT INTENT. By accepting this Option, the Holder represents that it is acquiring this Option for investment and not with a view to, or for sale in connection with, any distribution thereof.

  16. NOTICES. All notices required under this Option and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

  17. ATTORNEYS' FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Option, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

  18. CAPTIONS. The section and subsection headings of this Option are inserted for convenience only and shall not constitute a part of this Option in construing or interpreting any provision hereof.

  19. GOVERNING LAW. This Option shall be governed by the laws of the State of Nevada as applied to agreements among residents made and to be performed entirely within the State of Nevada.

  IN WITNESS WHEREOF, caused this Option to be executed by an officer thereunto duly authorized.

                                             ________________________________
                                             By: ____________________________
                                             Name and Title
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NOTICE OF EXERCISE

To: [CORPORATION NAME]

  The undersigned hereby elects to [check applicable subsection]:

              ____     (a)  Purchase _______________ shares of Series ___
                            Common Stock of ____________, pursuant to the terms of the attached Option and payment of the Exercise
                            Price per share required under such Option accompanies this notice;

AND/OR

              ____     (b)  Exercise the attached Option for ____________ of
                            the shares purchasable under the Option for $________ in credit to be applied towards the purchase of Products pursuant to Section 2 of such Option.

  The undersigned hereby represents and Options that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                                  OPTIONHOLDER:

                                                  ______________________________
                                                  By: __________________________
                                                        [NAME]

                                       Address:   ______________________________
                                                  ______________________________

 Date: ____________________________________

 Name in which shares should be registered:
 __________________________________________